UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 22, 2014

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive P.O. Box 3453 Sunnyvale, California 94088-3453 (Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2014, we entered into a new headquarters lease (the “Lease”), effective May 20, 2014. The 12-year office building lease between Spansion Inc. (the “Company”) and Hines VAP No. Cal. Properties, LP, a Delaware limited partnership, is for approximately 124,000 square feet of office space at 1001 Ridder Park Drive, San Jose, CA and 30,000 square feet of space at 1717 Fox Drive, San Jose, CA, each located at the Ridder Park Technology Center in San Jose, CA.

The initial term of the Lease will commence on January 1, 2015 and expire on December 31, 2026. We will be obligated to pay approximately $2.7 million in annual rent, subject to annual increases. In addition, we will be obligated to pay a share of certain taxes, other expenses and a security deposit.

The preceding description of the Lease is qualified in its entirety by reference to the full text of the Lease, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2014.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 29, 2014	SPANSION INC.

	By:	/s/ Katy Motiey
	Name:	Katy Motiey
	Title:	Corporate Senior Vice President, General Counsel and Secretary